SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 6, 2001

ELECTROPURE, INC.

(Exact name of registrant as specified in its charter)

California	0-16416	33-0056212

(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS Employer Identification No.)

23456 South Pointe Drive, Laguna Hills, California	92653
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code	(949) 770-9347

None

(Former name or former address, if changed since last report)

Item 4. Change in Registrant’s Certifying Accountants
Item 7. Financial Statement and Exhibits
EXHIBIT 16.1

Item 4.  Change in Registrant’s Certifying Accountants

On August 6, 2001, Kelly & Company resigned as the independent auditors for Electropure, Inc. As of the date of this report, Electropure, Inc. had not retained the services of a new auditing firm.

For the Company’s fiscal years ended October 31, 1999 and 2000, the financial statements were subject to going concern qualifications, but were not otherwise qualified or modified as to audit scope, or accounting principles by Kelly & Company. During the two fiscal years ended October 31, 1999 and 2000, and since October 31, 2000, there were not any disagreements with Kelly & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kelly & Company, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K. During the two fiscal years ended October 31, 1999 and 2000, and between October 31, 2000 and August 6, 2001, Registrant did not consult with any new or other accountant on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements or any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined above).

Item 7.  Financial Statement and Exhibits

(b) Exhibits:

16.1 Letter from Kelly & Company dated August 7, 2001.

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROPURE, INC. (Registrant)

/S/ CATHERINE PATTERSON

Catherine Patterson Chief Financial Officer

August 8, 2001